www.rrdonnelley.com

77 West Wacker Drive
Chicago, IL 60601

Petals Decorative Accents, LLC
90 Grove Street
Suite 206
Ridgefield, CT 06877

Petals Catalog Program March 3, 2005

DESCRIPTION

This proposal covers the production of your Catalog Program for a period of three years commencing with production of your Spring / Summer 2005 multi-drop and continuing through December 31, 2007.

Subject to the provisions set forth herein, you engage us, and we shall be obligated and entitled to do or arrange for all cylinder making and/or plate making, printing, binding, loading and mailing required for the production of the catalogs. We agree to perform the work as provided herein and to furnish all necessary materials and supplies therefore except such as you, pursuant to the terms hereof, agree to furnish.

TRIM SIZE

See EXHIBIT A

QUANTITY AND NUMBER OF PAGES

See EXHIBIT A

SPECIFICATIONS AND PRODUCTION SCHEDULE

All work to be performed hereunder shall be in accordance with the specifications set forth herein, and completed in accordance with a production schedule that shall be submitted for your approval.

If at any time you desire to make changes in the specifications (including pages and count) set forth herein, in the paper (including physical characteristics), or in the production schedule, we will cooperate with you in putting such changes into effect within a reasonable period of time, provided such changes do not have a materially adverse effect on our operations. In the event any such change results in an increase or decrease in the cost of performing the work, the prices for the work shall be adjusted to fairly reflect such increase or decrease. In addition, should such change result in our inability to use any materials on hand or ordered for you in the production of your work, you will pay us reasonable costs associated with such materials and their disposition.

OVERTIME

If overtime is required to meet your delivery or quantity requirements, or if you should change the delivery date, quantity requirements, or any other specification that necessitates overtime after a production schedule is agreed upon, we will use our best efforts to make any necessary overtime available and will charge for such overtime at our then current rates. If overtime is worked due to our internal scheduling problems arising after a production schedule is agreed upon, and not

OVERTIME (Continued)

caused by your failure to comply with the production schedule, overtime charges will not be made. No chargeable overtime will be worked without your prior approval, and in the absence of such approval, delivery of the work will be made as promptly as practicable consistent with our then available capacity.

FORECAST

To assist us in providing for your requirements, you shall submit a forecast by July 1 of each year showing your total requirements for the subsequent calendar year for work hereunder, during the term of this Agreement, including the count, number of pages, colors, and copies to be bound and delivery dates for each issue. We shall, within 30 days of receipt of such forecasts, develop manufacturing schedules for the production of the work based on the forecasts you furnish. You shall notify us as promptly as practicable of any significant change in the forecasted requirements. We will make every effort to schedule and produce all the work described in each forecast; however, our obligation to produce the work requested shall be limited to the volume we produced in the previous calendar year period in like page size, configuration, quantity and timing. Any increases in requirements will be subject to our ability to obtain materials and schedule the increased work.

PRELIMINARY OPERATIONS

For each page you will furnish us, on optical disk, removable hard disk or other mutually acceptable electronic medium, with a complete digital file, written in (native application language), containing text and page geometry with all trapping completed, with high resolution images placed within or linked to picture boxes and ready to output for platemaking in accordance with our specifications. File codes will be provided that identify each folio. If multiple files are transmitted across telephone lines via modem, an additional charge may apply.

Along with the page document, you will supply a hard copy proof as a verification of file contents as well as an authorized color proof (random or final form) of sufficient quality to serve as press guidance. Checking of files prior to output will be limited to a cursory element check. No editing of images will be performed.

If you fail to supply required proofs, we will assume no accountability for any missing or incomplete data, but we will generate proofs from your files to serve as OK's for our pressroom, and you will be charged additionally for those proofs.

Our prices are based on standard times for Raster Image Processing and writing PostScript that have been established based on tests performed on your supplied materials. If after each six month period during the term of this Agreement, we determine that your pages repeatedly exceeds that standard time due to unusually large image files, the use of blends, extensive rotation and scaling, or for any other reason, we will review our charges and mutually agree on revised prices to reflect the changes in your pages and our then current rates for computer operations.

If we are unable to output your files due to incorrect format, damaged disk or other reason attributable to your files, you will re-submit the files. We will charge additionally, at the current hour rate for computer operations, for the initial effort to output the file(s) and will apply the contract prices to processing of the corrected files.

We will maintain a substantial library of fonts, but if you elect to use any font that is not in our library, we must reach prior agreement on the font acquisition cost.

OWNERSHIP OF FILM, COPY, PLATES, CYLINDERS, ETC.

Copy, electronic data files, and any film furnished by you will be used solely for your work and will remain your property. Film, electronic data files, prints, reproduction mediums, plates and cylinders made by us will be used solely for your work but will remain our property.

PRESSWORK

To be carefully made ready and printed by the web offset process in our standard four-color process inks. The ink prices quoted herein are based on the coverage and density of ink in your current program as reviewed in samples provided in bid process. If the actual work produced varies substantially from that estimate, ink prices will be adjusted to fairly reflect such increase or decrease.

CUSTOMER FURNISHED PAPER

You shall furnish f.o.b. our plant of manufacture all paper required for the printing of your work in the weights, kinds, and sizes as we shall mutually agree.

You agree to require all paper suppliers who provide paper for your work to comply with the specifications, including paper labeling, loading and shipping requirements, described in our "Paper Roll Specifications, Version 3.1" (EXHIBIT C), which will be furnished to you to provide to your paper suppliers. You recognize that non-compliance with these specifications may result in additional charges to you. In the event we revise the Paper Roll Specifications during the term of this Agreement, we will request your consent, not to be unreasonably withheld, before applying the revised Paper Roll Specifications to this Agreement.

Should you furnish or request us to use paper which is designed for use in another printing process, does not carry a paper mill warranty, fails to perform even though it is in compliance with the set standards (i.e., paper performance problems not covered in our specifications such as picking, flaking, slime holes, poor coating, etc.), or otherwise does not meet industry standards which are set forth in our Paper Roll Specifications, Version 3.1, we will make every reasonable effort to utilize such paper. Any additional costs resulting from the use of such paper will be charged to you to fairly compensate us for such increased costs.

__Furnished Paper Accounting__

We will make an accounting of all paper furnished by you under this contract on or about January 15, 2006, and on completion of each annual production period thereafter. Such accounting will show the paper received, paper consumed and paper requirements based on the allowances specified herein, as adjusted for light and/or heavy paper and damaged (claimed or concealed) or other defective paper.

Should the total paper consumption in any accounting period, as defined above, exceed the contract requirements specified herein, adjusted as described above, we will pay for such excess at the average cost of each kind of paper to you for such accounting period, provided such excess consumption shall not be due to defects in the paper or to the condition in which was delivered.

Should the total paper consumption during any such period be less than the paper requirements adjusted as described above, you shall pay us an amount equal to one-half the cost of said paper so saved at the average cost to you of the paper used. In determining the amount of such payment, the value of underconsumption, if any, on one kind of paper will be credited against

CUSTOMER FURNISHED PAPER (Continued)

overconsumption, if any, on other kinds of paper used in the same accounting period. Any paper saved due to underconsumption, and damaged or other unusable paper, will remain your property. We will charge for storage on such paper until used or disposed of, and will make an additional charge to fairly compensate us for disposition of such paper if not used.

All manufacturing waste, or other waste will become our property.

If upon termination of this Agreement we have any of your unused paper on hand, it is understood and agreed that you will accept billing for all charges involved for disposition of such paper, in accordance with your instructions, including handling and storage charges.

Old Paper Disposal

The above notwithstanding, we shall notify you of any lot of your paper which has not been used in the production of the Work within a one-year period so that you might advise us as to its disposition. If we have not received such advice within thirty days of notifying you, we shall dispose of the paper and remit the proceeds to you, if any, less the cost of handling the final sale.

Furnished Paper Storage

Beginning on March 15, we will issue a monthly report for all paper furnished by you for each facility to which you furnish paper. Such accounting shall report the amount of your paper consumed and your inventory on hand for each month.

For the first eleven months that you furnish paper, you will receive a report showing information for every month that you have furnished paper. Beginning with the twelfth report, the report will include information for a rolling twelve-month period.

The amount of paper that we will store at no charge will be determined by multiplying the average monthly usage by twelve divided by the allowed number of turns; where the average monthly usage is determined by totaling the paper consumed divided by the number of months included in the report. Your average paper in storage will be calculated by totaling each month's ending inventory and dividing by the number of months included in the report.

Storage charges will be based on your "average paper in storage" in excess of "the amount of paper we will store at not charge", invoiced at the rates set forth herein, or at the prevailing rates at another location including applicable handling and freight. There will be no storage charges for the first six months.

BINDING

We will gather press delivered signatures, along with your furnished inserts, saddlewire stitch and trim flush three sides for delivery upon completion f.o.b. our plant of manufacture.

FURNISHED MATERIALS FOR BINDING

You are to furnish inserts f.o.b. our plant of manufacture in accordance with the production schedule and to our specifications ready for binding. We require an additional allowance for binding and we shall submit such waste percentage (which shall be consistent with the representative chart below) sufficiently in advance of the binding date.

FURNISHED MATERIALS FOR BINDING (Continued)

Should you furnish us and require us to use furnished inserts that do not conform to our specifications, we will make every reasonable effort to utilize such inserts. Should we incur additional costs as a result of the use of such inserts, we will charge you an amount fairly reflecting such additional costs.

	Covers & Signatures		Order Blanks & Envelopes	
	Over 1MM	Under 1MM	Over 1MM	Under 1MM
Ink-Jet	3.0%	3.5%	3.5%	4.0%
Non Ink-Jet	2.0%	2.5%	2.5%	3.0%

INK JET MAILING

We will address your catalog (and order blank) using our SELECTRONIC® addressing service (with one address) to our specifications that we will submit, bag copies and mail.

You are to furnish ink-jet formatted files that are compatible with our equipment, in PASS sequence and in accordance with specifications we will furnish. Any reformatting, coding, combining of lists or other required work necessary for our use of your furnished tapes, will be charged additional after your agreement has been obtained for such work. Any double stroking (two hits of ink) to create bold face type will be additional.

Our price is based on mailing from lists of 150,000 names or more. Additional charges will be applied for lists of less than these minimums.

Any requested bar-coding of mail catalogs to obtain postal discounts will be charged additional at our then current prices.

MAILING

The mailing prices set forth herein are based upon postal regulations and procedures in effect as of the date hereof, which require mandatory Zip-code sortation. If postal regulations or procedures change so as to affect our cost for mailing the catalogs, the prices herein shall be revised to fairly reflect any increase or decrease in such costs. The cost of postage and permits will be paid by you and you shall be responsible, if necessary, for establishing an account at the U.S. Post Office with sufficient funds to cover mailing.

Nothing contained herein shall require us to do anything in violation of United States Postal laws, regulations or procedures.

Any other required labels shall be furnished by you to our specifications.

Any requested shipping of mail catalogs to various postal facilities to obtain postal discounts will be charged additional at our then current prices. These prices will include, but not be limited to, freight and administration charges.

All copies are for delivery upon completion f.o.b. our plant of manufacture.

FREIGHT

We will arrange for shipment of your finished materials from our plant of manufacture. In such event, you shall pay all distribution charges, and we shall be entitled to retain any brokerage commissions, volume discounts or other service charges earned by us or our wholly-owned subsidiaries. Upon 30 days notice, we may adjust distribution pricing based on increases in cost, including but not limited to any increase in energy cost, transportation cost, labor cost, fuel cost, postal or other governmental regulation, or any other changes which may impact the cost to distribute your product. Following such notification you will have 60 days to notify us if you intend to change distribution vendors.

OVERRUNS AND UNDERRUNS

Variations in quantity of 2% percent more or less than quantities ordered will constitute acceptable delivery, and the price will be adjusted at the over/under delivery per thousand copy price. If the work involves more than one version, the over/under percent for each version shall depend upon ordered quantity of that version, as separately quoted.

MATERIALS AND PURCHASED SERVICES

Unless otherwise provided, we will supply the materials (paper, ink, binding materials, etc.) or purchased services specified herein or their equivalents. It is understood and agreed that should we be unable to obtain such materials or services or their equivalents in necessary quantities, the parties shall select mutually agreeable substitute materials or services. Should the use of such substitute materials or services increase or decrease the cost of performing the work, the prices will be adjusted to fairly reflect any such increase or decrease in cost. The unavailability of materials or services will not be considered a breach of this Agreement. Should any volume or trade discounts be earned on materials or services, they will be retained by us. All scrap and by-products will become our property. The prices for any purchased services in this agreement are in effect as of , and will be adjusted based on changes in our supplier's price to us.

STORAGE

Unless otherwise specified, the prices in this Agreement contain no storage of paper, other materials, work in process or finished goods beyond the production schedule span. If you delay completion of the work or postpone delivery of finished goods beyond the date specified in the production schedule, or if your furnished materials arrive prior to the dates specified in the production schedule, storage will be charged at the prevailing rates for each month up to twelve months the finished goods, work in process or furnished materials remain in our possession. Such rate will be doubled for each month after the first twelve months of storage. If, following the eighteenth month of storage we receive no direction from you as to the disposition of the stored items, such items will be destroyed.

EDITING OF COPY

The price quoted does not, unless otherwise stated, include the editing of copy.

PRICE ADJUSTMENTS

The prices for ink stated in this Agreement are as of January 1, 2005 and will be adjusted based upon changes in the market price. Should any change become effective after part of the work has been performed, such adjustments shall apply only to that work produced after such change. The manufacturing prices stated in this Agreement shall be adjusted on July 1 of 2006, and each July 1

PRICE ADJUSTMENTS (Continued)

("the date of adjustment") during the term as follows: In June of each year during the term of this Agreement, we will calculate the percentage of change in the Consumers Price Index ("the CPI") from the fifteenth month preceding (April) the date of adjustment to the third month preceding (April) the date of adjustment. Should this calculation show that there has been an increase in the CPI, then effective on the date of adjustment, all of the manufacturing prices will be increased by eighty percent (80%) of the percentage of increase in the CPI. Should this calculation show that there has been no change in the CPI, or that the CPI has decreased, then no change will be made in the manufacturing prices for the next twelve months. In such event, at the next date of adjustment at which the foregoing calculation indicates an increase in the CPI, the percentage of change in the CPI for the purpose of determining the price adjustment hereunder, if any, will be calculated from the CPI upon which the last adjustment of manufacturing prices was based. For purposes of this paragraph, the CPI means the Consumers Price Index (1982-4=100), All Urban Wage Earners and Clerical Workers, U.S. City Average (CPI-W), published monthly by the Bureau of Labor Statistics, U.S. Department of Labor. If the CPI as defined is revised or discontinued, the calculation described herein will be made using the successor price index designated by the Bureau of Labor Statistics.

Any sales, retailers' occupation, service occupation, value added or use tax imposed on account of this transaction will be added as an extra charge.

TERMS OF PAYMENT

Net cash thirty (30) days from date of invoice. An invoice for all materials, preliminary, presswork, and initial binding charges will be issued upon completion of the first binding lot. Charges for subsequent binding lots will be invoiced upon completion of each lot.

DISPUTES

Should any portion of any invoice become disputed, you agree to pay the undisputed portion according to its terms and you will notify us promptly of the dispute. Both parties agree to use their best efforts to resolve the disputed portion of such invoice within thirty (30) days of learning of the dispute.

INTEREST AND COLLECTION COSTS

Our obligation to perform work hereunder is subject to prompt payment of all invoices pursuant to the terms of this and other agreements we may have with you. Should any invoice issued hereunder become past due, you agree to pay interest at the rate of one and one-half percent (1-1/2%) per month, or the lawful limit if less, on all amounts past due. Progress billing of interest due or failure to bill for interest due shall not constitute a waiver of our right to charge interest on all amounts past due to the date payment is received.If you fail to pay our invoice in accord with these terms, you agree to pay all costs of collection, including but not limited to, reasonable attorneys' fees.

CREDIT REVIEW

If you delay completion of manufacture beyond the period contemplated by the production schedule or if partial shipment is made prior to the completion of the entire quantity, interim billing may be made. The above provisions may be reviewed by us and should there be a substantial adverse change in your credit standing or in the event that you do not comply with the terms of these provisions, we will have the right to change the terms of payment, and our obligation to perform further work will be subject to reaching mutual agreement on revised terms.

LIEN ON PROPERTY

As security for payments of any sum due or to become due us under the terms of the Agreement, we shall have the right, if necessary, to retain possession of, and shall have a lien on all property owned by you and in our possession, and all work in process and undelivered work.

BANKRUPTCY

If either party shall be adjudicated a bankrupt, institute voluntary proceedings for bankruptcy or reorganization, make an assignment for the benefit of its creditors, apply for or consent to the appointment of a receiver for it or its property, or admit in writing its inability to pay its debts as they become due, the other party may terminate this Agreement by written notice. Any such termination shall not relieve either party from any accrued obligations hereunder.

GUARANTEE AND LIMITATION OF LIABILITY

We will perform the work in a good and workmanlike manner and in accordance with the specifications and production schedule. In the event the work is defective or delayed due to our fault (including negligence), we shall not be liable for special or consequential damages, including, but not limited to, lost profits or business. Further, we shall not be liable for any damages, whether direct, indirect, special or consequential, associated with our shipment of any of your work on contract or common carriers. Whenever we perform preliminary services but do not produce the printed product, your sole remedy for any defective or delayed work will be a credit for the purchase price of the defective or delayed material or, at your option, replacement of the defective or delayed work at our expense, and we shall not be liable for any other damages of any nature.

RESPONSIBILITY FOR SUBJECT MATTER

In furnishing us matter to reproduce, incorporate in, bind into or package with the completed product, you represent and warrant that none of such matter (either as furnished to us by you or as altered or attached by us at your direction) violates any applicable laws, including without limitation those concerning labeling, packaging or distribution, infringes any copyright, is libelous, or otherwise violates the rights of or will cause damage or injury to other persons, and you agree to indemnify and save us harmless from all losses, damages and expenses, including attorneys' fees, which we may suffer as the result of any claim of such violation, damage or injury.

WORK STOPPAGES

We shall not be liable for delays or non-performance of this Agreement occasioned by strikes, fires, accidents, or by causes beyond our control including, but not limited to, the unavailability of materials, purchased services, utilities or fuel. In the event of a stoppage or delay resulting from any such cause, we shall perform such parts of the work as we are capable of performing, and in the event you place any other part of the work elsewhere, we shall be entitled to resume the same as promptly as practicable.

DISCONTINUANCE OF PUBLICATION

Should you decide to discontinue the publication of Catalog Program in any medium without publishing a successor, whether titled the same or not, you shall use your best efforts to give us 90 days advance written notice of such decision. Without limiting the foregoing, you shall be obligated to pay for work done or in process. In addition, you shall reimburse us for costs that we cannot avoid through reasonable effort.

SALE OF PUBLICATION

If you shall propose to sell Catalog Program or any successor, whether titled the same or not, you shall give us written notice not less than 90 days prior to any contemplated sale, stating the name of the prospective purchaser and the proposed date of sale. Thereafter and whether or not we shall consent to an assignment as hereinafter provided, you shall keep us fully advised of the progress of any such proposed sale and we shall keep such information confidential. Within 60 days after receipt of such notice, we shall advise you in writing as to whether we will consent to an assignment of your rights and obligations under this Agreement to the prospective purchaser. If we shall consent, you shall require the purchaser concurrently with the consummation of such sale, to assume all your obligations under this Agreement by an instrument in writing satisfactory to us. If we shall not consent to the assignment by you to such prospective purchaser, this Agreement shall terminate upon the first to occur of the following events: (i) the consummation of such sale, or (ii) the expiration of 180 days after we advise you that we will not consent to the proposed assignment, unless within such 180 days period you notify us that you do not propose to consummate such sale.

ASSIGNMENT

Neither party to this Agreement shall assign any right or rights hereunder without the prior written consent of the other party, except that we may assign payments due us to our wholly-owned subsidiaries without consent. Subject to this consent, this Agreement shall inure to the benefit of and shall bind the successors and assigns of the parties hereto.

INSURANCE

We will carry at our expense fire, sprinkler leakage and extended coverage insurance, subject to the usual exclusions, limitations, and conditions of such policies, on the actual cash value of all our materials, work in process, and all production completed and not shipped, and on the actual cash value of all positives, copy, artwork, paper and other materials furnished by you, while in our care, custody and control. If your property is damaged as a result of an insured peril under the applicable insurance policy, then, at our option, we will either replace your damaged property or reimburse you for the actual cash value of the damaged property. If we elect to reimburse you for the damaged property's actual cash value, the amount payable to you shall be limited to the proceeds of such policy plus any related deductible, if any, applied to the claim for damage to your property. For positives and other media our insurance coverage and our liability shall be limited to the cost of blank film or other media and the cost of duplication from an original or other copy.

PASSING OF TITLE

Title and possession shall pass to you upon delivery or upon the date of final invoicing, whichever is earlier, f.o.b. our final plant of manufacture.

GOVERNING LAW

This Agreement shall be governed by the laws of the State of Illinois.

EXHIBITS

This Agreement includes the following Exhibit(s) which are attached hereto and made a part hereof:

EXHIBIT A – PRODUCTION SCHEDULE
EXHIBIT B – PRICE LIST
EXHIBIT C – RR DONNELLEY PAPER SPECS VERSION 3.1

If this proposal meets with your approval, kindly sign below. This proposal shall remain in effect for a period of thirty days from the date hereof and is subject to the availability of equipment at the time the approved proposal is submitted to us for confirmation. Following your approval and upon confirmation by an officer of R. R. Donnelley & Sons Company, the approved proposal will then constitute a contract between us.

Respectfully submitted,

RR DONNELLEY & SONS COMPANY

By: Mark Kashishian (MS)
Mark Kashishian, VP

Approved:

Petals Decorative Accents, LLC

By: [signature]
Authorized officer, partner, owner, etc.

Date: March 17th, 2005

R.R. Donnelley and Sons Company

Petals Decorative Accents, LLC
Exhibit A
Production Schedule

March 3, 2005

Code	Prefix	Title	Pages	In-Home	Quantity	Trim Size
AH05	BA	EOS SALE	36	1/3 Mon	400,000	6"x10.5"
AP05	BB	Spring 1	44	2/14 Mon	838,451	8"x10.5"
BP05	BC	Spring 2	44	3/7 Mon	1,363,899	8"x10.5"
CP05	BD	Spring Summer 1	52	3/28 Mon	453,281	8"x10.5"
DP05	BE	Spring Summer 2	52	4/18 Mon	1,085,125	8"x10.5"
HP05	BF	Summer 1	48**	5/9 Mon	672,931	8"x10.5"
JP05	BG	Summer 2	44	6/6 Mon	535,464	8"x10.5"
KC05	BH	Summer Sale	36	7/5 Mon	330,000	6"x10.5"
PP05	BI	Fall 1	48	8/8 Mon	820,000	8"x10.5"
RP05	BJ	Fall 2	52	9/6 Mon	1,090,000	8"x10.5"
SP05	BK	Fall & Holiday 3	68	9/26 Mon	940,000	8"x10.5"
UP05	BL	Fall & Holiday 5	68	10/17 Mon	1,195,000	8"x10.5"
UV05	BM	Holiday 6	84	11/7 Mon	1,350,000	8"x10.5"
UX05	BN	Holiday 7	52	12/7 Wed	530,000	8"x10.5"
14				**Total**	**11,604,151**	

Page counts and mail dates are based on estimated schedules. Both are subject to change based on requirements and availability.

OFFSET PRE-PRESS	Makeready	Run Per 1,000 Copies
CTP - per page	$32.00	-

OFFSET PRESSWORK -

Offset Cover Forms (Single Web M-1000):

Includes plates; ink and paper are extra.	Makeready	Run Per 1,000 Copies
4 Pages (8"x10.5")	$1,459.00	$2.31
4 Pages (6"x10.5")	$1,459.00	$2.25

*Paper and coating material are additional.

Offset Body Forms:

Includes plates; ink and paper are extra.	Makeready	Run Per 1,000 Copies
Four-Color Offset Body Forms (Double Web M-1000):		
32 Pages (8"x10.5")	$2,117.00	$10.75
32 Pages (6"x10.5")	$2,115.00	$10.51
16 Pages (8"x10.5")	$2,117.00	$5.37
8 Pages (8"x10.5")	$2,117.00	$2.69
4 Pages (8"x10.5")	$1,454.16	$2.17
Four-Color Offset Body Forms (Double Web M-3000):		
48 Pages	$4,234.00	$16.12
24 Pages	$4,234.00	$8.06
12 Pages	$4,234.00	$4.03

MISCELLANEOUS OFFSET PRESSWORK	Makeready	Run Per 1,000 Impressions
Less Plate, per plate (M-1000)	($101.46)	-
Plate change, per plate (M-1000)*	$115.30	-
Plate changed (M-3000)	$172.94	
Open 5th unit	$101.46	-
Open 5th unit, second side	$101.46	-
Additional for forms requiring non-standard web widths of 36" or larger*	-	$0.86
Short Run Penalty (M-1000)- under 100M impressions	-	$0.86
Change Paper*	$158.12	-
Press Paste*	$211.48	$0.73
Offset Press Holding Rate, per hour	$526.30	

INK	Run Per 1,000 Copies
Offset Cover:	
4/C or 3/C, per page (8"x10.5")	$0.405
4/C or 3/C, per page (6"x10.5")	$0.303
Offset Body:	
4/C or 3/C, per page (8"x10.5")	$0.311
4/C or 3/C, per page (6"x10.5")	0..233

BINDING	Makeready	Run Per 1,000 Copies
Basic - **Saddlewire** stitch and trim	-	$8.56
Additional for each section bound	-	$0.82
Add'l for Full Sized Order Blank	-	$1.31
Add'l for binding 1-up Oblong Books or those w/ B-F over 9"	-	$2.17
Lot change, per section	$32.09	-
Additional Makereadies over one, per Makeready	$433.46	
Saddlewire Holding Rate, per hour	$181.26	
Selectronic® Saddle Stitch Base Makeready (up to 5 boxes)	$701.73	
Selectronic® Saddle Stitch Add'l Makeready for each box over 5	$70.24	
Selectronic® Saddle Stitch Base Run/M	-	$3.22
Selectronic® Saddle Stitch Add'l Run/M for each box	-	$0.16
Selectronic® Feeding Cards on Saddle Stitch line	$254.38	$0.18
Selectronic® Blow-in Cards on Saddle Stitch line	-	$0.33
Selectronic® Dot Whacking on Saddle Stitch line	-	$0.29

BINDING ADDITIONALS

Additional for Flat Card Feeder, per card	$181.18	$1.23
Additional for Blow-in Cards, per card	$181.18	$1.23
Additional to bind UV Covers	$181.18	$2.84
Additional for 6 Page Gatefold - spot glued (add'l to section charge)	$181.18	$1.23
Additional for 8 Page Gatefold - spot glued (add'l to section charge)	$181.18	$2.17
Dot-whacking Off-line (97% Affixation), does not include label	-	$5.76
Dot-whacking On-line (97% Affixation), does not include label	-	$3.63

MAILING	Makeready	Run Per 1,000 Copies
Standard Mail - Basic Run, includes One Ink-jet Station	-	$5.99
Additional Ink-jet Imaging Stations beyond 1st Station	$234.12	-
Run per 1,000 copies for second station Ink-jet	-	$1.16
Run per 1,000 copies for each station Ink-jet over two	-	$2.34
Add'l I-J Mail Makeready (one MR included in Standard Mail price)	$584.78	
Additional for Full Ink-jet Messaging	-	$1.46
Additional for Bulk Code Ink-jet Messaging	-	$0.59
Additional for Post Net Bar Coding, per station	-	$1.66
Additional for Short run mail, less than 25,000 copies	$213.21	$5.84
Additional for Short run mail, 25,000 to 49,999 copies	-	$3.18
Additional for Short run mail, 50,000 to 99,999 copies	-	$1.76
Additional for Short run mail, 100,000 to 149,999 copies	-	$0.98
Drop Shipment Administration (Includes Form Prep), per cwt	$0.28	-

CARTONING, BUNDLING, SKID PACKING, AND MATERIAL HANDLING	Price
Cartoning and cartons (up to 40# per carton), per carton	$1.91
Interplant handling, per skid	$30.43
Packing in non-returnable Power Paks (up to 2,000 # per container), per container	$25.99
Pack and Band Cartons or bundles on skids, per skid	$17.32
Pack and Band Cartons or bundles on Shrinkwrapped skids, per skid	$22.28
Receiving furnished inserts,etc..per cwt	$1.22

TRIMMING AS A SEPARATE OPERATIONS	Makeready	Run Per 1,000 Copies
1-3 Cuts		
4 Page		$3.62
8 Page		$4.01
12 Page		$4.45
16 Page		$4.83

STORAGE	Price
Excess Paper storage, First month or fraction thereof (includes in and out plus storage), per cwt	$0.99
Each additional month (storage), per cwt	$0.38
Product storage, First month or fraction thereof (includes in and out plus storage), per cwt	$0.99
Each additional month (storage), per cwt	$0.38

Paper Requirements

Single Web Offset- M1000 **80# Stock**		Web Width in inches	Makeready #'s	#'s per 1,000 Copies
	Four Color Forms:			
	4 Page as 4-on (8x10.5)	33.5	1284	34.66
	4 page as 4-on (6x10.5)	25.5	1173	26.38
	Each Plate Changed		$115.30	

Double Web Offset - M1000 **38# Stock**		Web Width in inches	Makeready #'s	#'s per 1,000 Copies
	Four Color Forms:			
	32 Page as 2/16/s or 4/8's	33	1148	124.03
	32 Page as 2/16/s or 4/8's(6x10.5)	25	870	93.96
	16 Page as 2/8's	33	1148	62.01
	8 Page as 1/8 or 2/4's	33	1148	31.01
	4 page as 1/4	33.5	610	16.77
	Each Plate Changed		$115.30	

Double Web Offset - M3000 **38# Stock**		Web Width in inches	Makeready #'s	#'s per 1,000 Copies
	48 Pages as 2/24 or 4/12's	50.25	2291	186.04
	24 Pages as 1/24 or 2/12's	50.25	2291	93.02
	12 Pages as 1/12	50.25	2291	46.51
	Each Plate Changed		$172.94	

Additionals for All Forms

	Impressions	Add'l %
Each Plate Changed	700	
Change Paper	1500	
Drop Web	500	
Non-standard Web Width	5000	1.00%

RR Donnelley Paper Roll Specs

Section A:
Customer/Seller Related Information
Version 3.1

1/1/2005

CONTENTS

APPENDIX

The Paper Roll Specifications were introduced as the new standard for Supply Chain Management. These standards will help eliminate many of the variables that affect paper quality, cycle time and total cost to customers.

Questions concerning this document should be addressed to: SupplyChain@rrd.com

PRECEDENCE OF SECTION B AND PURCHASE ORDERS

To the extent that any specification included on a Purchase Order conflicts with any specifications contained within the RR Donnelley Paper Roll Specifications, the Purchase Order shall govern.

To the extent any specification contained in Section B of the RR Donnelley Paper Roll Specifications (Plant Specific Information Sheets) is in conflict with Section A, Section B shall prevail.

papiNet INITIATIVE

RR Donnelley endorses the papiNet initiative through 2005 to develop global technical standards for the exchange of information among printers, paper manufacturers, and customers. At such time as RR Donnelley internal systems are enabled to send and/or receive specific transactions under papiNet standards, we will:

- Provide timely notification to our customers and suppliers as to our capability and timetables
- Develop a mutual plan to migrate from existing data exchange to the new papiNet standard exchange
- Our intention is to convert entirely to the papiNet delivery message.

PAPER MANUFACTURING CHANGES

As in any manufacturing operation, change is a continuing process. We at RR Donnelley realize, accept, and encourage change. However, change in paper manufacturing may also impact product quality and manufacturing processes within our organization. For those reasons we request the following:

1. Notification in writing when a paper manufacturing process changes the key characteristics of a paper (i.e.: basis weight, caliper, opacity, smoothness, PPI or shade.)
2. Notification in writing when advertised paper specifications are being changed. This should be sent to the requisitioner and the ship to location.

FOREST STEWARDSHIP COUNCIL CERTIFICATION REQUIREMENTS

RR Donnelley has received Forest Stewardship Council (FSC) "Chain-of-Custody" certification covering RR Donnelley's U.S. magazine, catalog, retail insert and directory printing plants. In accordance with the procedures required to obtain and maintain this certification we require that suppliers of FSC certified paper provide documentation of their FSC information on electronic communications, paper manifests and invoices, and on roll labels. This information is to include their FSC certification number and the amount of FSC content in the paper. Suppliers of FSC paper are encouraged to ensure the third party agencies they use are certified as well.

PURCHASE ORDERS (FURNISHED PAPER)

RRD Plants must be provided, via FAX or mail, with a copy of all furnished paper orders at the same time this information is provided to the mill. This purchase order should provide the following information:

Purchase Order Number	Web Width (s)	Ship To Address
Supplier Name	Quantity Ordered	Requested Delivery Date
Manufacturer's Name	Roll Diameter	Mode of Shipment
Grade Name (s)	Maximum Roll Weight	Customer/Event Identifier
Basis Size/Basis Wt.	Core Type & Grade	Lot Number (Book Specific)
	Forest Stewardship Council	Caliper/PPI (Book Specific)

Should you furnish paper designed for use in another print process or which does not carry a manufacturer's warranty (Including "Mill Seconds" or paper not in an original mill wrapper), we reserve the right to reject that paper and will promptly notify you of our decision – If we elect to use such paper, it will be subject to the following conditions:

1. During the use of such paper, any additional costs (including press or bindery slowdowns and delays, added requirements due to excessive waste or other extraordinary press or bindery costs incurred) will be charged to the customer/buyer.
2. If we encounter abnormal performance during the first full 8 hours of running experience (Paper related WB's on 3 or more different rolls, excess waste or print quality problems due to paper), the plant will promptly notify the customer/buyer of the problem via phone, voicemail or fax that the remaining rolls will be rejected.
3. If buyer (in a timeframe) which will allow completion of the work on schedule, cannot provide replacement stock the customer/buyer may be subject to RRD's recovery of other associated costs such as replacement of stock of a similar grade, paper converting costs, press selvage trimming, etc.

MILL ORDER ACKNOWLEDGMENTS

RRD Plant(s) must be provided, via fax or mail, with a copy of the mill order acknowledgement within 3 business days after the paper manufacturer accepts an order for work. This applies to both RR Donnelley Purchased and Customer Furnished orders.

The mill Order Acknowledgement should provide the following information:

Purchase Order Number	Color (if applicable)	LDC of Order
Mill Order Number	Web Width(s)	Requested Delivery Date(s)
Ordered Quantity	Roll Diameter(s)	Available/Make Date(s)
Normal, No Over, No Under	Basis Size and Weight(s)	Ship Date(s)
Price of Item(s)*	Customer/Event Identifier	Mode of Shipment(s)
Manufacturer's Name	Tare (core, wrapper, both)	Add'l Freight Costs*
Mill Location	Core Type & Grade	Ship To Address
Grade Name(s)	Core ID	3rd Party if applicable
		Caliper/PPI (Book Specific)

* RRD Purchased Paper Only

On RRD purchased paper orders processed through Merchants/Brokers, RRD requires an additional copy of the mill's acknowledgements also be faxed to the RRD Buyer's attention. This will facilitate payment on all purchases.

Size and weight information should be in inches and pounds and inclusion of metric measurements is optional. A mill order acknowledgement checklist is attached (Appendix A) and is recommended for use by Customers/Sellers who presently have no written acknowledgment system in place. If one already exists, RRD requires it be modified as necessary to accommodate the requested detail.

OVER/UNDER DELIVERY SPECS

The following are RR Donnelley specifications for Customer/Seller overrun or under run variations (against ordered and acknowledged quantities), which constitute good delivery (per PO line):

QUANTITY	NORMAL	IF NOT OVER	IF NOT UNDER
0 – 124,999 LBS	*	*	*
125,000 - 224,999 LBS	+/- 3%**	- 6%**	+ 6%**
225,000 - 449,999 LBS	+/- 2%**	- 4%**	+ 4%**
450,000 - 749,999	+/- 1.5%**	- 3%**	+ 3%**
750,000 - AND OVER	+/- 1%**	- 2%**	+ 2%**

(*)Up to whatever next full roll satisfies the ordered quantity.
(**)Web orders should be manufactured to deliver full rolls (no partial rolls) and to the nearest full roll within the above tolerances whichever is less.

Ordered quantity refers to the paper requirements needed for a specific event/job press date. Quantities outside the tolerances listed above around the acknowledged quantity for the order will be viewed as an over or under delivery.

Paper with over/under delivery, which varies from the specifications above, is subject to rejection of product and/or additional charges.

ROLL WEIGHTS

1. Roll labels and manifests should provide both gross and net weights.
2. RR Donnelley net weights are defined as printing paper only with tare being the combined weight of the wrapper, headers, core and core plugs.
3. Rolls Wrapped Two per Package - While RR Donnelley acknowledges the industry practice of splitting a total weight for both rolls evenly in half and labeling this package in this manner, we require that accurate roll weight be provided for each roll.
4. Maximum roll weights are detailed in Section B by plant. The maximum roll weight is based on either press limitations, roll handling equipment or both. Under no circumstances should the plants maximum roll weight be exceeded.

SHIPMENT RECORDS

1. As paper is shipped, the Customer/Seller is responsible for sending RRD a copy of the shipment manifest by electronic transmission prepared and transmitted in accordance with **either the papiNet standard delivery message or** the Electronic Manifesting and Bar Coding of Paper Stock Shipments ("EMBARC") requirements prepared by the Graphic Communications Association ("GCA"). The EMBARC transmission data should be in 80-byte format as outlined on page 14 of the EMBARC manual. The papiNet message should be in accordance with the papiNet standard found at papinet.org.
2. The content of the EDI must be complete and accurate. Roll lists must match the actual rolls delivered, with the individual roll identifications, roll weights, etc. matching one for one. In addition, header information must be accurate with regard to vehicle number, roll width, core size, basis weight, purchase order number, etc.
3. Non-receipt of an electronic manifest or receipt in a non-compliant format may result in a handling and processing penalty charge.
4. We request a total of two copies of the manifest, one copy to be mailed (or electronically transmitted) with the bill of lading on the day of shipment to: "ATTN.: Roll Stock Receiving Clerk" of the receiving plant, and one copy to be taped to the top header of a doorway roll in the car or truck with the shipment. TRUCK SHIPMENTS due to the fact that roll stock shipments via truck arrive very quickly in relation to roll shipments via railroad; we require the following information for these shipments be faxed immediately following the release of the truck.

    - Purchase Order Number
        - Reference the originator's PO number
    - Web width of shipment
    - Trailer number/carrier
    - Routing
    - Estimated date of delivery
    - Roll Manifest

5. Information pertaining to manifests, delivery instructions and appointments is detailed on individual Plant Spec Sheets in Section B.
6. Roll size and weight information should be in inches, pounds and inclusion of metric measurements is optional.
7. Please use RRD's 'ship-to-codes' in the manifest transmissions to RR Donnelley's plants and outside warehouses. The 'ship-to-codes' field should be left justified in record type 1M, positions 41-50.
8. In accordance with **the procedures of the Forest Stewardship Council, RRD requires** that suppliers of FSC certified paper provide documentation **on their FSC information** on electronic communications, paper manifests and invoices, and on roll labels. **This information is to inlcude their FSC certification number and the amount of FSC content in the paper.**

PACKAGING AND LABELING

All paper must be labeled in conformance with the requirements in this section.

BAR CODING

RRD requires adherence to the GCA Guidelines for Paper Roll and Package Labeling as set forth in GCA standard 132-1997.

ROLL LABEL FORMAT

RRD requires adherence to the GCA Guidelines for Paper Roll and Package Labeling Specifications as set forth in GCA Standard 132 — 1997. (Also see roll weight information section for required data of roll weights). Information on how to contact the GCA may be found at the end of this document in the section labeled ADDENDUM INFORMATION.

1. RRD requires a label with all the required information be firmly attached to the periphery of each roll.
2. RRD requests that a second label be firmly attached to a header on each roll and prefer an additional 3rd label be attached on the opposite side of the roll periphery from the first label on the periphery.
3. RRD requires that all labels contain the PO and Customer/Event Identifier (use Roll Label Description Field). The receiving plant must approve exceptions to this requirement in advance.
4. RRD's preference is to have the number of splices indicated on the Roll Label (Use Optional Field).
5. RRD's preference is to have the Core I.D. (3" or 6") noted on the label (use optional field).
6. Roll size and weight information should be in inches and pounds and inclusion of metric measurements is optional.
7. The mill should provide, upon request, detail on the roll numbering system by mill location.
8. Suppliers of FSC certified paper must provide documentation on their FSC information on electronic communications, paper manifests and invoices, and on roll labels. This information is to include their FSC certification number and the amount of FSC content in the paper.

ROLL STENCILING

1. Roll Number Stencils should be on at least one end of the unwrapped roll (both ends preferred) unless stated otherwise on purchase order or in plant specific requirements.
2. The size of the stencil and location must be as close to the core as possible, no more than 12" from the core so it does not interfere with auto paster detectors.
3. Rolls must have arrow showing unwind direction.

CARRIER DAMAGE CLAIMS

RR DONNELLEY PURCHASED PAPER

It is RRD's objective to establish company wide guidelines, which will minimize many 'nuisance' claims and reduce internal costs to process such claims for all parties. RRD also wants to monitor all Plants to ensure they are applying these guidelines in a consistent manner.

1. Claims will be filed directly with the Seller involved (except for local exceptions where other arrangements direct with the carrier remain in place) within 30 days of unloading. The only other exception to this rule is for crushed cores where the Roll Straightening Service should invoice the carrier directly (Seller should still receive a copy of the claim). Notification of damage to carrier must be done by RRD. RRD is not responsible for any time delays (violating the 30 days) as a result of processing claims through the Merchant/Broker channel.
2. Rolls with less than 1/8" incidental damage will not be chargeable. There is a minimum of 200lbs of damage on a vehicle-by-vehicle basis before a claim can be filed. When multiple purchase orders exist on one single vehicle, damage from each purchase order must meet the minimum amount (i.e. 1/8" and 200lbs) to be chargeable.
3. Salvage value: RRD will refrain from giving back salvage credit for all incidental damage (Less than 3"). Salvage credit will be deducted from the claim only on total loss rolls (3" or more). Salvage value will be based on monthly price quote issued by by-products vendors (at the time of occurrence).
4. A "total loss roll" is one having 3" or more of damage — Gouges or wet spots which would necessitate a press shutdown beyond 3" from the outside edge of the roll will be considered as having 3" or more of damage and will be recorded as Total Loss Rolls. Rolls with less than 3" of damage will be stripped either at press or in the warehouse prior to delivery to press. Our claims to the Seller will state that: "These total loss rolls will be held 30 days from this notice. If the supplier wishes to salvage the roll(s), please contact us prior to that time, after which we will ask the Customer/Seller for the paper for disposal instructions or we will proceed to sell."
5. On an exception basis, the Plant may strip and run and charge only for the damaged portion, if requirements dictate. In those cases, there would be no contingent charges for the press shutdown — charges would be for stripped waste only.
6. In the event of a 'major claim' (1 or more total loss rolls on a vehicle), Plants must contact the carrier and Seller prior to unloading the rolls so that there is an opportunity to get an inspector on site during the unloading process. In the event Plant is unable to reach carrier or an inspection is not made, Plants will take pictures of damaged rolls to help in the resolution of the claim.
7. The Seller will handle all transit claims upon proper notification of the claim and will immediately credit buyer for any losses, providing buyer provides Seller with the necessary information (Rail Inspection Report, Waiver Number, copy of signed delivery receipt (if truck), copy of bill of lading, photos of damage (if available), copy of invoices for other costs) to allow Seller to follow-up with the carrier. Supply Chain Management will process debits immediately upon receipt.
8. Roll Handling – RRD will normally not charge for roll handling on any carrier damaged roll(s). A charge will be processed for any shipments received with excessive damage, which requires RRD to take longer in the unloading process (normal unloading time for rail is 1 hour and 20 minutes for truck).
9. A revised claim for concealed (carrier related) damage can only be filed up to 30 calendar days from the date originally unloaded (subject to previous guidelines) and is recoverable only if carrier accepts claims. Acceptance is normally based on the conditions detailed in the initial damage report.

CUSTOMER FURNISHED PAPER

Claims will be processed according to the customer contract or established operational procedures between the customer and RR Donnelley.

CARRIER EQUIPMENT INFORMATION

Whether paper is shipped via rail or truck, certain equipment and loading requirements must be met for the paper to arrive in good condition. Requirements are as follows:

RAIL CAR LOADING

1. RRD prefers cars with 10' or wider doors and with cushion under frame.
2. No bilge loading — Load all rolls on end, unless prior approval is given by the receiving Plant for other loading patterns (i.e., Special Techniques for 3 meter rolls – See Plant Spec Sheet).
3. Rolls of paper will be loaded using guidelines prescribed in the Association of American Railroads Pamphlet 39, or other specific loading and bracing methods which have received approval of the American Railroads Freight and Damage Prevention Division (See the end of this document labeled ADDENDUM INFORMATION for ordering information.
4. Where double decking is used, a minimum of (X) inches (specified by each Plant - see specific Plant information - Section B) of clear space is required. This is measured from the top of the top deck of paper to the underside of the rail car roof at the eaves.
5. Multiple tiers in the doorway of the car are allowed under certain conditions and only as specified in Pamphlet 39. Risers will be used and clearance levels maintained.
6. RRD has a strong preference to have all roll stock shipped by log position. That is, if RRD is receiving two cuts from a log and it is multiple carload order, place all #1 position in one car and #2's in another car. If this is not possible, clustering of positions (brake end to air end) should be aggressively pursued by the mill during the loading process. We are often asked by Technical Service personnel to segregate rolls for troubleshooting purposes. Failure to ship by log position can hinder RRD's ability to accommodate those requests. Running by log position on press enhances press performance and reduces waste.
7. RRD has a strong preference to have rolls loaded in a way that keeps the mill label in a similar position from roll-to-roll as well as have all mill labels oriented in the proper direction so they can be read.

TRUCK LOADING

1. No bilge loading (i.e., Special Techniques – see specific Plant information – Section B).
2. No double decking unless there is a minimum of (X) inches (specified by each Plant -see specific Plant information – Section B) of clear space between the tops of the top deck of paper to the underside of the trailer roof's lowest point.
3. No double decking in the doorway of the trailer.
4. Over the road trailers must be able to withstand the weight of a hoist unloading the rolls, up to 260 PSI and 27,000 pounds total weight
5. RRD has a strong preference to have all roll stock shipped by log position. That is, if RRD is receiving two cuts from a log and it is multiple truckload order, place all #1 position in one truck and #2's in another truck. If this is not possible, clustering of positions (nose to tail) should be aggressively pursued by the mill during the loading process. We are often asked by Technical Service personnel to segregate rolls for troubleshooting purposes. Failure to ship by log position can hinder RRD's ability to accommodate those requests. Running by log position on press enhances press performance and reduces waste.
6. RRD has a strong preference to have rolls loaded in a way that keeps the mill label in a similar position from roll-to-roll as well as have all mill labels oriented in the proper direction so they can be read.

EARLY DELIVERIES

RR DONNELLEY PURCHASED PAPER

1. Our guideline for delivery dates is not more than five (5) calendar days **(14 days for Book plants)** prior to requested/mutually agreed upon delivery date for all Sellers (goal is to have delivery on the requested date/mutually agreed upon date). Deliveries more than five (5) calendar days prior to our requested/mutually agreed upon delivery date are subject to early delivery charges (for capital and storage):
2. Early delivery charges will not apply to orders less than 44,000 pounds.
3. The minimum debit for early delivery is $100 per purchase order. The Plant will absorb any early delivery charge less than this amount.

CUSTOMER FURNISHED PAPER

From a Supply Chain perspective, it is in the best interest for both parties to arrange paper deliveries as close to the press date as possible to minimize the tie up of capital and impact of warehouse requirements. Our mutual goal should be to have paper arrive just prior to the file/film date.

Deliveries more than twenty (20) calendar days prior **(14 days for Book plants)** to our requested/mutually agreed upon delivery date are subject to early delivery charges for storage as specified by contract. If you require storage space in excess of that provided above we should store stock at our plant if space permits at rates set forth herein, or at the prevailing rate at another location including applicable handling and freight.

LATE DELIVERIES

1. Plant Management and Customers/Sellers will review late deliveries on a case-by-case basis. Deliveries will be considered late if Customer/Seller fails to meet mutually agreed upon delivery dates established by Seller and communicated to the Plant Paper Coordinator at the time the order was acknowledged.

2. If the paper arrives after the scheduled delivery date, the paper may be refused. In the event that RRD incurs additional costs maintaining customer schedules despite such lateness, RRD reserves the right to file claims to recover such costs.

DELIVERY COMMUNICATION

Any deviations from the planned RRD schedule need to be communicated to the RR Donnelly division in writing and to the appropriate contact noted in section B. Notify the effected plant as soon as the mill realizes the delivery deviation.

BASIS WEIGHT TOLERANCE

Average basis weight for an order should not exceed the basis weight indicated on the order.

Paper requirements for individual print events are calculated based on the total paper surface area necessary to meet the print order at the nominal basis weight specified on the purchase order. Therefore, RRD requests that suppliers provide data on the actual basis weight by order for either purchased or furnished paper and provide the measured lineal feet on each roll. By reporting actual basis weights in advance, RRD will have the opportunity to work with customers and suppliers to mitigate potential adverse consequences of basis weight variance. For example, heavy paper can significantly increase the cost of mailing and distribution for our customers.

In the event that suppliers do not provide measured actual basis weight or lineal feet, RRD and customers must assume that nominal and actual basis weights are equal for paper planning purposes. During printing, RRD will monitor basis weights through yield analysis measurements. In yield analysis, basis weight variances show up as unexplained increases or decreases in yield. In the event that RRD yield analysis indicates that basis weights varied from nominal weights, RRD will report such evidence to the supplier and/or customer. RRD reserves the right to make claims against the paper supplier for increased costs resulting from basis weight variances. All such claims will be administered over the same timeframe under which RRD is held accountable to customers for waste allowance management, per RRD contracts with customers.

Where customer furnished paper is found to be heavy, RRD may adjust the paper requirements.

PPI TOLERANCE

All reference and expectations for PPI are applicable in the bulk form. PPI specifications are in accordance with Tappi T-500 utilizing 15 p.s.i. Pressure.

The manufacturer will control the specifications for caliper along with the measurement system they choose in order to maintain a consistent value. Caliper measurements at DPS will be performed using the criteria specified in Tappi T-411 at 4 sheets. Manufacturers are expected to make available upon request their internal control plans for caliper, which includes target value, measurement control system used, and number of sheets measured.

Paper with PPI variation which is either greater than +/- 2.5% or which results in +/- 1/16" final book bulk variation is subject to rejection of product and/or additional charges for rework and extra waste.

CORE SPECIFICATIONS

We require all paper to comply with the following core specifications:

1. When requested by Plants, all fiber cores must have plugs to prevent crushing (#2 PPE Plastic is preferred for recycling purposes).
2. The inside diameter is to be no less than 3 .0" or more than 3.0625" for 3" cores. No less than 5.92" or no more than 6.032 for 6" cores.
3. All RR Donnelley Gravure Plants require paper to be supplied on <u>six-inch</u> cores (except Mattoon division) in accordance with the guidelines set forth in this specification and in alignment with CCTI (Composite Can and Tube Institute). http://www.cctiwdc.org/documents/coreguidelines.xls
   Once we implement some required changes in Mattoon, the RR Donnelley Gravure Platform will be standardized on six-inch cores on all gravure paper. Exceptions to this policy will be addressed on a case-by-case basis and will require approval prior to acceptance.
4. A slowdown penalty may be pursued on 3" cores over 80" (if 6" were requested) if the expected press speeds are outside the window as detailed on the critical speed chart (Appendix B, Page 3). If 3" cores are unavoidable, then type 3-U16 grade cores are required. Inability to comply with requested 6" cores must be communicated to the plant involved to more accurately determine anticipated slowdowns, safety issues and potential penalties.

   Core Type and Description (for all paper):

TYPE	DESCRIPTION
FP	Fiber Plain
FN	Fiber Notched
FM	Fiber notched, full Metal (tip or cap)
FH	Fiber, Half metal (tip or cap)
FB	Fiber, Bridge or half-notch

   Format for core description will be (to be shown PO):

   - CCTI Grade Code
   - Type and description core
   - Maximum Diameter
   - Minimum Diameter
   - With plugs (or without plugs)
   - Maximum Weight the Plant can accept (due to press OR
   - Roll hoist limitations)

   EXAMPLE: 3-F9, FP, 50" max diam., 48" min diam., w/plugs, 3,000 lbs. max. wgt.

5. In general, RRD Plants use fiber cores without notches. However, a Plant may request a notched core. Use of a bridged notched core, which improves winding starts and eliminates the bulge at the core notch, is recommended. Sellers wishing to use this type core must check with the Plant involved to seek approval.
6. Wind on core flush with roll edges. Core should not protrude, nor be short of roll edge.
7. Winding starts will be fastened to the core by mechanical means. Do not use water or scrap to start winding at core. If tape is used, it must be water dispersible.
8. Winding starts and winding after splices will be tight to prevent telescoping, starring and variation in tension. Winding starts at the core should allow RRD to achieve a core waste target of * 3/8" or less

   - Difference of core OD w/core waste remaining less core OD w/o waste – 3/16" of paper on core

9. The core type requirements are listed on each Plant's sheet in Section B and will also be detailed on each individual purchase order.

   Some Gravure Plants, whose rolls still require metal inserts and a keyway, have tested a metal insert ("Enstil, 5500L, 7353"). This insert has no metal surface on the END of the fiber core surface. If the Plant requests this insert, it will appear on the individual purchase orders.

10. Do not use fiber cores with metal caps unless requested by printing plants.
11. See attached CCTI Paper Seller Core Guidelines, Testing Procedures, and Core Incident Test Report (Appendix B). These are CCTI recommended test procedures. Some core manufacturers have developed different tests, which yield different values for the same measurement, for example, Dynamic Load. It is the responsibility of those core manufacturers to relate their tests and test values to the CCTI tests and values and visa-versa. It remains the responsibility of the paper manufacturer to insure that the cores they supply meet or exceed the performance standards set in the CCTI table.
12. Cores, which fail to meet these standards and which create added costs such as excessive core waste or press slowdowns to overcome safety issues, could be subject to recovery of those costs. RRD encourages paper manufacturers to ask their core suppliers to supply tables, which map proprietary test values and core designations to the CCTI test values and core designations. RRD does not wish to endorse any one core manufacturer over another, but rather wishes to promote the development of industry wide generic core standards.

MAXIMUM/MINIMUM ROLL DIAMETERS

We require all paper to comply with the following maximum and minimum roll diameter standards.

1. Acceptable delivery is considered made when rolls are at the requested diameter + 0", - 2". Both of these dimensions will be shown on our purchase order. Please be aware of individual plant roll weight handling limitations that may override roll diameter considerations (see Section B). This maximum weight is shown on RRD Purchase orders, but may not be on purchase orders from customers where the paper is to be delivered to RR Donnelley.
2. If there are incidents of Roll Diameters exceeding ordered Maximum Diameter, the Customer/Seller will be responsible for all necessary slab waste (and excessive labor if a large number of rolls are affected) or for rewinding and freight costs if applicable. This charge is not subject to any minimum dollar amount (Appendix C).
3. RRD will not pursue recovery of additional expense resulting from diameters being outside the acceptable diameter window when the interim conflict results from other RRD Purchased Paper.
4. Any items pulled out of Seller inventory, less than 44,000 pounds, or requiring short turn around (< 30 days) will not be subject to any diameter non-compliance. This must be confirmed back to the Plant, by Supply Chain Management Buyer.
5. In no case, will there be any requests for cost recovery for roll diameters between 45" and 50". Additionally, we will also not pursue recovery for diameter non-compliance for reasons as noted in # 3 and # 4 above. Otherwise, if we have requested 50" or 45" diameters and the actual diameter received is less than 45", a charge will be initiated per roll delivered based on the table shown in Appendix C.

ROLL WIDTH

Variation in roll width will be minus 0" to plus 1/16" with the goal to be the exact size ordered.

SPLICES

1. Splices must not fail – failure is defined as causing a web break (see web break performance standards).
2. Tension variations experienced at mill splices must be kept to a minimum to prevent excessive spoilage and compromised quality. A poor performing splice is one that creates more than 20 culled signatures. If poor performing splices cause additional waste then:

   A. Excessive waste due to poor performing splices on customer furnished paper may result in an adjustment to job requirements.
   B. Excessive waste due to poor performing splices on RRD purchased paper may result in a debit to recover the costs of additional waste.

3. There will be no more than 3 splices per roll up to 50" in diameter.
4. There should be no more than:

   A. 20 splices / 100 rolls for rolls less than or equal to 45 inches in diameter
   B. 30 splices / 100 rolls for rolls greater than 45 inches in diameter

5. Splices will be no closer than 1" of each other, and no closer than 1" from the outside edge of the roll or 5" from the core, including splice from new reel windup.
6. All splices will be clearly marked (including those prior to coater) on one end (both ends preferred) of the roll with a stenciled arrow pointing to and identifying the splice. No paper splice markers shall be used.
7. All splices should be put up on a diagonal across the web such that a deviation is achieved of at least 1 inch in 30 inches from a horizontal line across the web.
8. The number of splices should be indicated on the roll label.

WEB BREAK PERFORMANCE STANDARDS

The minimum amount for extraordinary expenses (press time, waste and other associated costs) that can be presented for a charge back is $750. The Plant will absorb Chargebacks less than this amount.

Non-Book Web Break Standards

# ROLLS RUN	WB/100 ROLLS (Non-Telecom)	WB/100 ROLLS (Telecom only)
1-49 ROLLS	Case by case basis	Case by case basis
50-100 R0LLS	5.0	3.5
101 + ROLLS	3.0	2.0

Book Web Break Standards

Bs. Wt. Range	WB/100 Tolerance	WB/100 Reject Limit
18-19 lb.	9	11
20-23 lb.	7	10
24-26 lb.	6	9
27-30 lb.	4	8
31-40 lb.	3	6
41- 59 lb.	2	4
60 lb & up	0	1

1. Chargeable Web Breaks would be those in excess of the acceptable standards listed above.
2. An individual roll may be rejected if more than 2 paper caused and/or paper suspected web breaks are encountered.
3. Any order or an identifiable portion of the order which is running at paper caused WB's in excess of 10/100 (non-Book paper) is subject to:
   A. Prompt notification by Plant to Customer/Seller of problem via phone, voicemail or fax.
   B. Rejection of all remaining rolls. (After investigation, the mill has the right to recommend the running of certain rolls to more accurately determine the extent of the problem; RRD will make reasonable effort to accommodate those requests).
   C. If replacement stock cannot be provided by Customer/Seller in a timeframe, which will allow completion of presswork on schedule, Customer/Seller may be subject to RRD's recovery of other associated costs such as replacement of stock of a similar grade, paper converting costs, press selvage trimming, etc.

Unknown Web Breaks: For external reporting, each plant will document unknown web breaks with the following standard codes that direct the unknown as being suspected press or suspected paper related. These codes are as follows:

431A – Unknown – Suspected Press This includes unknowns that:

- Had no press break location and/or break diameter provided by the press crew
- Occur at the same press location as known press-caused breaks
- Show no paper pattern (see 432A)

432A – Unknown – Suspected Paper (pattern exists) This includes any unknown that shows a paper pattern:

- Show a pattern within the same roll or set position sequence
- Have similar break diameters as other unknown or paper caused breaks with relation of a machine roll, set and/or position.
- Occur at the same break locations as known paper caused breaks with relation of a machine roll, set and/or position
- Occur across multiple presses

WRAPPERS/WRAPPING

1. Rolls will be wrapped in a manner that protects the printing paper against damage from transit and the elements — this applies to the wrapper and header material.

   In order to keep the paper at it's original humidity, packaging material must have a sufficient water and water vapor barrier layer. According to long experience and large studies by various institutes and companies, a sufficient level of protection has been found to be:

   WVTR (Water/Vapor Transmission rate) of < 5 GSM/24 hrs (grams per square meter within 24 hours) at laboratory conditions (73 degrees F/50% RII) prescribed by the TAPPI 448 test, and

   WVTR of < 30 GSM/24 hrs at the elevated conditions (100 degrees F/90% RH) prescribed by the ASTM F1249 test.

   Understanding that plain paper wrappers do not have a sufficient water vapor barrier, a barrier layer should be used. Increased sticking problems in recycle mills are most easily controlled when barrier layers can be separated and rejected through mechanical screening, as large pieces of film. According to various studies and practical experience, the sticking problems grow in the following order:

   1) Polyethylene
   2) Latex coatings
   3) Hot melt
   4) Wax as the barrier layer.

   Therefore, polyethylene laminated Kraft wrappers are recommended. They can easily be diluted in large material flows of OCC (other corrugated cardboard) recycled grade per agreement with recyclers.

2. Wrapper material or techniques which are providing insufficient protection and abnormal damage will be effectively communicated to the specific Seller by the Plant involved — Communication between Plants on whether the problem is occurring elsewhere is highly encouraged.
3. Do not provide rolls wrapped in plastic. Plastic wrapped rolls require larger capacity pumps, sprinkler and other systems in our warehouses to protect against fire according to the Loss Prevention Sheet provided by Factory Mutual.
4. Wrapping must either be a single layer of heavyweight paper weighing a minimum of 40lb/1000 sq ft (19.6 kg/93 sq m) or two layers of heavyweight paper weighing at least 20 lb/1000 sq ft (9.8 kg/93 sq m).

TWO ROLLS TO A PACKAGE:

1. The 2 rolls in a package are to be of equal diameters to assure a neat, strong package, free of wrinkles. These two rolls should be from the same log position.
2. RRD requests that each roll be stenciled separately.
3. The outer wrapper of each 2-roll package should contain 2 roll labels, 1 positioned for each roll on the same side of the package.

APPENDIX A (MILL ORDER ACKNOWLEDGEMENT)

Dear Seller/Customer,

We request a written mill order acknowledgment, containing the information below, within 3 business days from the day you were notified of an order. If you do not have an existing Mill Order Acknowledgment System, we encourage you to fill out the information as completely as possible and fax the completed form to us. Final additions/changes must be reconfirmed no later than 14 business days prior to LDC. Thank you.

PLEASE FILL OUT A SEPARATE SHEET FOR EACH ITEM ON PURCHASE ORDER.

PURCHASE ORDER #: ____________________ MILL ORDER #: ______________________

ORDER ENTRY

SELLER NAME: ______________________ SELLER ORDER: ______________________

ORDERED QUANTITY: ______ NO OVER / NORMAL / NO UNDER

PRICE (N/A ON CUST. ORDERS) ______________ SHORT TON / METRIC TON / PER CWT.

STOCK DESCRIPTION (Roll sizes and wgts. in inches, pounds; metric measurements is optional)

MILL NAME: ______________________ MILL LOCATION: ____________________

GRADE NAME: ______________________

WEB WIDTH: ________________ ROLL DIAMETER: ____________________

BASIS WGT ________________ BASIS SIZE: ____________________

NON-RETURNABLE FIBER CORE INFORMATION

CORE GRADE		See Appendix B for determining CCTI grade designations
CORE TYPE	FP FN FM FH FB	Circle one – See Core Specifications for core type description
CORE ID	3" 6"	Circle one

SCHEDULE

LDC: ____________________ AVAILABLE/ MAKE DATE: __________ SHIP DATE: ____________

MUTUALLY AGREED UPON DELIVERY DATE: ____________ OTHER INFO: ______________________________

SHIPPING INFORMATION

MODE
- ☐ TRUCK
- ☐ RAIL
- ☐ OTHER

ADD'L FRT COSTS (RRD Purch only)
- ☐ NO, FRT INCL IN $/CWT
- ☐ UNKN @ TIME OF ORDER PLACEMENT
- ☐ YES, DUE TO: ____________________

SHIP TO LOCATION

____

____

____

COMMENTS: ____

ORDER TAKEN BY: ____________________ DATE: ____________________

APPENDIX B (Page 1)

CCTI Guideline (C-8 May 1998)

CCTI Paper Seller Core Guidelines

These guidelines are provided to assist pressrooms and Sellers in identifying the appropriate paper Seller core for the intended application. These values are guidelines only — specific press conditions may affect actual requirements. Further testing and feedback from actual manufacturing conditions may result in adjustments to this matrix.

The high strength cores are divided into six types for both 3" and 5.95" — **L, M, F, H, X** and **U** with the L being the least strong and U being the strongest. When ordering, specify the GCA* and CCTI core grade codes shown (i.e. your order will specify core strength as STRENGTH 3-H12).

CCTI PAPERMILL CORE GUIDELINES

GRADE DESIGNATIONS			MINIMUM SPECIFICATIONS		
INSIDE DIAMETER	GCA CODE	CCTI CODE	FLAT CRUSH (LBS./4")	DYNAMIC LOAD (KN/10 CM)	FLEXURAL STIFFNESS (KN – M2)
3"	L *	4	600	15	6
3"	M *	6	725	20	8
3"	F (Fiber)	9	850	25	10
3"	H (High Strength)	12	1,000	35	12.5
3"	X (Extra High Strength)	14	1,200	42	15
3"	U (Ultra High Strength)	16	1,400	50	17.5
6"	L *	4	350	25	32
6"	M *	6	400	35	35
6"	F (Fiber)	9	600	45	45
6"	H (High Strength)	12	750	60	55
6"	X (Extra High Strength)	14	800	70	60
6"	U (Ultra High Strength)	16	850	89	65

*** These are not GCA approved codes.**

APPENDIX B (PAGE 2)

- **FLAT CRUSH** (roll handling and transit, i.e. crushed cores) –See CCTI T-108, Side-to-Side Crush Test.
- **DYNAMIC LOAD** (cyclic loading during Seller winding and press unwinding, torsional stresses and press spinouts) — See CCTI T-149, Dynamic Load Test.
- **FLEXURAL STIFFNESS** (bending stresses and roll vibrations during winding, i.e. core explosions) – See CCTI T-150, Flexural Stiffness Test.

NOTE: The tables are mathematically calculated values. These are guidelines only — specific press conditions may affect actual requirements. Further testing and feedback from actual manufacturing conditions may result in adjustments to this matrix.

STEP 1 — To properly select the core that meets your needs for critical speed, determine the appropriate value for each of the following variables:

1. The width of the roll, in inches;
2. The weight of the roll, in pounds;
3. The maximum press speed, in feet per minute, that the core will be subjected to.

STEP 2 — Next, refer to Chart 1 below (Critical Speed Core Selection). Follow down the left side of the chart to find the width of the roll. If the exact width does not appear on the chart, simply use the next higher roll width. Then follow across the chart at the given width to find the maximum press speed that the core should achieve. The type of core is found at the top of the press speed column. Select the lowest core grade and inside diameter capable to perform at the anticipated web speed.

STEP 3 – Next, refer to Chart 2 below (Dynamic Load Core Selection). This chart determines the maximum roll weight to which each core grade and inside diameter can be subjected.

Having determined the appropriate Core Grade from Chart 1, follow that column down to Chart 2 until you come to the row that lists the maximum roll weight for that grade. (NOTE: If the anticipated roll weight is over 9,000 lbs., a 6 inch diameter must be used.)

STEP 4 — If the maximum roll weight in Chart 2 dictates that a higher core grade is necessary than was required in Chart 1, then select the higher grade to satisfy the dynamic load requirements.

For example: if your roll width is 75" and your press speed is 2,800 you would select Grade 3-F9. If your weight were 4,900 pounds, Chart 2 would dictate going to the next highest grade – 3-H12 (the 3-F9 grade only is good up to 4,500 pounds).

APPENDIX B

CHART 1 (Critical Speed Selection)

3" (3" I.D. X .660 W.T.) MAX FT./MIN

GRADE	3-L4	3-M6	3-F9	3-H12	3-X14	3-U16
ROLL WIDTH	PRESS SPEED					
30"	15,125	17,415	19,235	20,685	21,360	22,340
35"	11,110	12,795	14,130	15,195	15,695	16,410
40"	8,505	9,795	10,820	11,635	12,015	12,565
45"	6,715	7,740	8,545	9,190	9,495	9,930
50"	5,440	6,270	6,925	7,445	7,690	8,040
55"	4,495	5,180	5,720	6,150	6,355	6,645
60"	3,775	4,355	4,805	5,170	5,340	5,585
65"	3,220	3,719	4,095	4,405	4,550	4,755
70"	2,775	3,200	3,530	3,795	3,920	4,100
75"	2,415	2,785	3,075	3,310	3,415	3,570
80"	2,005	2,310	2,550	2,745	2,835	2,965
85"	1,680	1,935	2,140	2,300	2.365	2,480
90"	1,500	1,725	1,905	2,050	2,115	2,215
95"	1,350	1,550	1,710	1,840	1,900	1,985
100"	1,210	1,400	1,545	1,660	1,715	1,795
105"	1,100	1,270	1,400	1,505	1,555	1,695
110"	1,000	1,155	1,275	1,370	1,415	1,480
115"	915	1,055	1,165	1,255	1,295	1,355
120"	840	970	1,070	1,150	1,190	1,245
125"	775	895	985	1,060	1,095	1,145
130"	715	825	915	980	1,015	1,060

6" (5.95 I.D. X .500 W.T.) MAX. FT./MIN.

GRADE	6-L4	6-M6	6-F9	6-H12	6-X14	6-U16
ROLL WIDTH	PRESS SPEED					
30"	49,110	50,980	56,230	57,430	59,985	62,43
35"	36,080	37,455	41,310	42,195	44,070	45,87
40"	27,625	28,675	31,630	32,305	33,740	35,12
45"	21,825	22,660	24,990	25,525	26,660	27,74
50"	17,680	18,350	20,240	20,675	21,595	22,47
55"	14,610	15,165	16,730	17,085	17,845	18,57
60"	12,275	12,745	14,055	14,350	14,995	15,60
65"	10,460	10,860	11,975	12,230	12,775	13,30
70"	9,020	9,360	10,325	10,545	11,015	11,46
75"	7,855	8,155	8,995	9,185	9,595	9,99
80"	6,515	6,765	7,460	7,620	7,960	8,28
85"	5,460	5,670	6,250	6,385	6,670	6,94
90"	4,870	5,055	5,575	5,695	5,950	6,19
95"	4,370	4,540	5,005	5,110	5,340	5,55
100"	3,945	4,095	4,515	4,615	4,820	5,01
105"	3,580	3,715	4,095	4,185	4,370	4,55
110"	3,260	3,385	3,730	3,810	3,980	4,14
115"	2,980	3,095	3,415	3,490	3,645	3,79
120"	2,740	2,845	3,135	3,200	3,345	3,48
125"	2,525	2,620	2,890	2,955	3,085	3,21
130"	2,335	2,420	2,670	2,730	2,850	2,97

CHART 2 (Dynamic Load Selection)

3" (3" I.D. X .660 W.T.) MAX. ROLL WEIGHT

MAXIMUM ROLL WEIGHT LBS.	3-L4	3-M6	3-F9	3-H12	3-X14	3-U16
	2700	3600	4500	6300	7550	9000

6" (5.95" I.D. X .500 W.T.) MAX. ROLL WEIGHT

MAXIMUM ROLL WEIGHT LBS.	6-L4	6-M6	6-F9	6-H12	6-X14	6-U16
	4500	6300	8100	10800	12600	14400

APPENDIX B (Page 4)
Core Testing Procedures

RR Donnelley Printing Plants

With respect to Incidents of core explosion or spin out an explosion test is mandatory; spin-out optional.

1. Report each Incident on RR Donnelley Core Incident Report.
2. Retrieve samples of undamaged cores from same lot in which the Incident occurred.
   A. Spin outs — 5 samples from 5 different cores. Samples must be no shorter than 12".
   B. Core explosions — 5 samples of full length cores no less than 86" in length.
3. Ship samples, with a copy of the RR Donnelley Core Incident Report form enclosed, to any one of the five test sites

Consolidated Papers, Inc.
Paperboard Products Division
800 Freemont Street
Wisconsin Rapids, WI 54495-8050
Attn: Gary Glodoski (715-422-3346)

Hayes Manufacturing Group, Inc.
1200 Independence Drive
Neenah, WI 54957-0595
Attn: Tom Medland (920-725-7056)

Carasustar Industries
2031 Carolina Place
Fort Mill, SC 29708
Attn: Peter Tkacik (803-548-5180)

Crown Fibre Tube, Inc.
705 Park Street
Kentville, N.S. B4N 3V9 Canada
Attn: Andrew Hardman (902-678-8901)

Newark Paperboard Products
2510 North George Street
York, PA 17402
Attn: Jim Litz (717-846-4559)

Test Sites:

1. Spin out Incidents.

   A. Perform and record CCTI Standard Testing Procedure T-108, Side-to-Side Crush.

   B. Perform and record CCTI Standard Testing Procedure T-149, Dynamic Load.

2. Explosion Incidents

   A. Perform and record CCTI Standard Testing Procedure T-108, Side-to-Side Crush.

   B. Perform and record CCTI Standard Testing Procedure T-149, Dynamic Load.

   C. Perform and record CCTI Standard Testing Procedure T-150, Flexural Stiffness.

3. Mail "Core Incident Test Report" (see following page) to RR Donnelley plant and to Steve Farnish or Jay Linder in the RRD Supply Chain Organization.

APPENDIX B (Page 6)

CORE INCIDENT REPORT

☐ **CORE EXPLOSION (Mandatory)** ☐ **CORE SPINOUT (Optional)**

RR DONNELLEY PLANT ____________________________

Purchase Order Number ________________________________

PAPER INFORMATION	**PRESS INFORMATION**
SELLER____________________	PRESS SPEED______________
____________________	
ROLL WIDTH________________	CHUCK NOSE LENGTH________
ROLL WEIGHT_______________	*IF EXPLOSION*, PAPER
ORG. DIAMETER_____________	LEFT ON CORE AT POINT
	OF INCIDENT ______________

CORE INFORMATION:

TYPE ____________________ DATE ____________________

LOT NUMBER ______________ COLOR CODE ______________

CORE EXPLOSION INFORMATION (Provide 5 full length cores from the same Seller run for testing – 86" minimum length required to run tests)

ADDITIONAL EXPLOSION RELATED COMMENTS

____

____

CORE SPINOUT INFORMATION (Provide 5 [12" minimum length required for testing] cores from the same order on which you are encountering excessive spinout conditions. When possible, also provide 3 samples of cores from a subsequent run on this same press during the same time frame which exhibited no spinout problems — Provide paper/press data for both sets of core samples)

ADDITIONAL SPINOUT RELATED COMMENTS

____

____

Submitted by ____________________

Telephone # ____________________

Date ____________________

APPENDIX B (Page 7)
Core Incident Test Report

Incident Type: ❑ Explosion ❑ Spin out

Testing Facility: ______________________

Test Date: ______________________

RR Donnelley Plant: ______________________

Submitted By: ______________________

Core Incident Report Date: ______________________

I.D.: __________ O.D.: __________ Wall Thickness: __________

Side to Side Crush **CCTI T-108** **(LBS/4")**

Sample	#1	#2	#3	#4	#5	Avg.

Dynamic Load Strength **CCTI T-149** **(KN/10CM)**

Sample	#1	#2	#3	#4	#5	Avg.

Flexural Stiffness **CCTI T-150** **(KN — M²)**

Sample	#1	#2	#3	#4	#5	Avg.

Tested by: ______________________

Telephone #: ______________________

APPENDIX C

Non-Compliance Charge for diameters (per roll delivered):

WHEN 50" DIAMETER ROLLS WERE ORDERED

	WEB WIDTH		
DIAMETER RECEIVED	**< 44**	**44" TO < 79"**	**79" AND OVER**
44"	$6.00	$10.00	$12.50
43"	$7.00	$11.50	$14.50
(**) 42"	(**) $7.75	(**) $13.00	(**) $16.25
(**) 41"	(**) $8.50	(**) $14.25	(**) $18.00
(**) 40"	(**) $9.50	(**) $15.75	(**) $20.00
(*) 39" AND UNDER	(*) $13.25	(*) $19.50	(*) $23.75

(*) For diameters less than 40", if the schedule permits obtaining replacement stock that meets our diameter requirements, the rolls will be rejected. If this option is not possible, then the charge per roll for 39" and under diameter rolls shown in the above table will be invoked.

(**) In instances where 45" rolls were ordered, a non-compliance charge would apply for 42"diameter and smaller. Use 53% of the non-compliance values for rows 42", 41" or 40" shown in the above table (i.e. the non-compliance charge for 41" diameter for an 80" wide roll would be $18.00 X 0.53% or $9.54). *(Charges for 39" and under will be at full cost as shown in the above table).*

APPENDIX D

Press costs per chargeable web break and impressions waste per web break are as follows:

DESCRIPTION (Press Width)	$$ / WB	# IMPS. WASTE/WB
GRAVURE ≤ 96"	$360	2,150
GRAVURE > 96"	$420	2,150
OFFSET ≤ 50"	$240	1,675
OFFSET > 50"	$300	2,350
DIRECTORY	$300	1,300

Dollars per web breaks are based on a press rate of $600/hour multiplied by the standard lost press time for each press type.

SUMMARY OF DEBITS/CHARGEBACKS
SECTION A

Item	Page #	Description
Over/Under Delivery Tolerance	4	Varies
Electronic Manifesting	5	$1.00 per roll
Roll Lists Included w/Shipment	5	$200 rail/$100 truck
Carrier Damage	7	1/8" & 200 # minimum
Early Delivery	9	Varies
Basis Weight	10	Varies
Roll Handling	13	$7.00 per roll > 5 rolls
Maximum Diameter	13	Varies
Web Breaks	14	Minimum $750

This summary is not all-inclusive and further debits/chargebacks may be listed throughout Section A.

ADDENDUM INFORMATION

Please contact the following organizations for copies of the Addendum's Listed:

Addendum A (GCA Standard 132) The first International Standard for Uniform Labels on Web Paper in Printing and Publishing	Graphic Communications Association	Phone: 703-519-8157 Fax: 703-548-2867
Addendum B (CCTI Standard Test Procedures) T-108 Side-to-Side Crush T-149 Dynamic Load (Cleavage) Strength T-150 Determination of the Bending Stiffness and Flexural Modulus by the Three Point Method and Method for Calculating the Critical Speed of Fiber Cores	Composite Can and Tube Institute	Phone: 703-549-2233 Fax: 703-549-4912
Addendum C (AAR Pamphlet 39) Supplemental Loading Standards for Roll Paper/Pulpboard in Closed Cars (General Information Series No. 656) Web Strap Securement System for Wide Rolls of Printing Paper in Cushion Equipped Box Cars (General Information Series No. 658) Pre-Crushed Void Filler As a Buffer Horizontal D.I.D. Bag Applicationsand as a Void Filler/Spacer in Approved Roll Paper Loading Methods in Box Cars	Association of American Railroads	Phone: 202-639-2102 Fax: 202-639-2356

EOS Sale
32 4/c body pages & 4 pg. Cover

Description			Unit Price	(MR)	Total 400	Addl. Ms
Prepress						
CTP			$32/pg	1,152		
Presswork						
4 Pg Cover			1	1,459	900	2.25
32 Pg Body			1	2,115	4,204	10.51
Subtotal				**4,726**	**5,104**	**12.76**
Bind and Mail						
Stitch and Trim	MR					
	Run				4,408	11.02
Ink Jet /Mail	MR					
	Run				2,396	5.99
	Bar Code				664	1.66
	Drop Ship				120	0.30
Subtotal				**0**	**7,588**	**18.97**
Ink						
	Cover	4pp			484	1.21
	Body	32pp			2,984	7.46
Subtotal					**3,468**	**8.67**
Paper Requirements						
Cover Stock 25x38 - 80#				#/Form	11,725	26.38 Addl. / M
Circ. 22.75"	Width	25.5"				
Body Stock 25x38 -38#				#/Form	38,454	93.96 Addl. / M
Circ. 21.75"	Width		25			
Subtotal					**0.00**	**0.00**
Totals				**4,726**	**16,160**	**40.40 Add'l M**
Grand Total					**20,886**	

Spring 1
40 4/c body pages & 4 pg. Cover

Description			Unit Price	(MR)	Total 838	Addl. Ms
Prepress						
CTP			$32/pg	1,408		
Presswork						
4 Pg Cover			1	1,458	1,937	2.31
32 Pg Body			1	2,117	9,013	10.75
8 Pg Body			1	2,117	2,255	2.69
Subtotal				**7,101**	**13,206**	**15.75**
Bind and Mail						
Stitch and Trim	MR					
	Run				9,927	11.84
Ink Jet /Mail	MR					
	Run				5,022	5.99
	Bar Code				1,392	1.66
	Drop Ship				402	0.48
Subtotal				**0**	**16,744**	**19.97**
Ink						
	Cover	4pp			1,358	1.62
	Body	32pp			8,343	9.95
		8pp			2,088	2.49
Subtotal					**11,789**	**14.06**
Paper Requirements						
Cover Stock 25x38 - 80#				#/Form	30,345	34.66 Addl. / M
Circ. 22.75"	Width	33.5"				
Body Stock 25x38 -38#				#/Form	132,289	155.04 Addl. / M
Circ. 21.75"	Width	33.0"				
Subtotal					**0.00**	**0.00**
Totals				**7,101**	**41,738**	**49.78 Add'l M**
Grand Total					**48,839**	

Spring 2
40 4/c body pages & 4 pg. Cover

Description		Unit Price	(MR)	Total 1,364	Addl. Ms
Prepress					
CTP		$32/pg	1,408		
Presswork					
4 Pg Cover		1	1,458	3,151	2.31
32 Pg Body		1	2,117	14,662	10.75
8 Pg Body		1	2,117	3,669	2.69
Subtotal			**7,101**	**21,481**	**15.75**
Bind and Mail					
Stitch and Trim	MR				
	Run			16,149	11.84
Ink Jet /Mail	MR				
	Run			8,170	5.99
	Bar Code			2,264	1.66
	Drop Ship			655	0.48
Subtotal			**0**	**27,237**	**19.97**
Ink					
	Cover	4pp		2,210	1.62
	Body	32pp		13,571	9.95
		8pp		3,396	2.49
Subtotal				**19,176**	**14.06**
Paper Requirements					
Cover Stock 25x38 - 80#			#/Form	48,557	34.66 Addl. / M
Circ. 22.75"	Width	33.5"			
Body Stock 25x38 -38#			#/Form	213,755	155.04 Addl. / M
Circ. 21.75"	Width	33.0"			
Subtotal				**0.00**	**0.00**
Totals			**7,101**	**67,895**	**49.78 Add'l M**
Grand Total				**74,996**	

Spring Summer 1
48 4/c body pages & 4 pg. Cover

Description			Unit Price	(MR)	Total 453	Addl. Ms
Prepress						
CTP			$32/pg	1,664		
Presswork						
4 Pg Cover			1	1,459	1,047	2.31
32 Pg Body			1	2,117	4,873	10.75
16 Pg Body			1	2,117	2,434	5.37
Subtotal				**7,358**	**8,354**	**18.43**
Bind and Mail						
Stitch and Trim	MR					
	Run				5,367	11.84
Ink Jet /Mail	MR					
	Run				2,715	5.99
	Bar Code				752	1.66
	Drop Ship				254	0.56
Subtotal				**0**	**9,088**	**20.05**
Ink						
	Cover	4pp			734	1.62
	Body	32pp			4,510	9.95
		16pp			2,253	4.97
Subtotal					**7,497**	**16.54**
Paper Requirements						
Cover Stock 25x38 - 80#				#/Form	16,995	34.66 Addl. / M
Circ. 22.75"	Width	33.5"				
Body Stock 25x38 -38#				#/Form	86,624	186.04 Addl. / M
Circ. 21.75"	Width	33.0"				
Subtotal					**0.00**	**0.00**
Totals				**7,358**	**24,940**	**55.02 Add'l M**
Grand Total					**32,297**	

Spring Summer 2
48 4/c body pages & 4 pg. Cover

Description			Unit Price	(MR)	Total 1,085	Addl. Ms
Prepress						
CTP			$32/pg	1,664		
Presswork						
4 Pg Cover			1	1,459	2,507	2.31
32 Pg Body			1	2,117	11,665	10.75
16 Pg Body			1	2,117	5,827	5.37
Subtotal				**7,358**	**19,999**	**18.43**
Bind and Mail						
Stitch and Trim	MR					
	Run				12,848	11.84
Ink Jet /Mail	MR					
	Run				6,500	5.99
	Bar Code				1,801	1.66
	Drop Ship				608	0.56
Subtotal				**0**	**21,757**	**20.05**
Ink						
	Cover	4pp			1,758	1.62
	Body	32pp			10,797	9.95
		16pp			5,393	4.97
Subtotal					**17,948**	**16.54**
Paper Requirements						
Cover Stock 25x38 - 80#				#/Form	38,894	34.66 Addl. / M
Circ. 22.75"	Width	33.5"				
Body Stock 25x38 -38#				#/Form	204,173	186.04 Addl. / M
Circ. 21.75"	Width	33.0"				
Subtotal					**0.00**	**0.00**
Totals				**7,358**	**59,704**	**55.02 Add'l M**
Grand Total					**67,061**	

Summer 1
44 4/c body pages & 4 pg. Cover

Description		Unit Price	(MR)	Total 673	Addl. Ms
Prepress					
CTP		$32/pg	1,536		
Presswork					
4 Pg Cover		1	1,459	1,554	2.31
32 Pg Body		1	2,117	7,234	10.75
8 Pg Body		1	2,117	1,817	2.70
4 Pg Body		1	1,454	1,460	2.17
Subtotal			**8,684**	**12,065.65**	**17.93**
Bind and Mail					
Stitch and Trim	MR				
	Run			8,519	12.66
Ink Jet /Mail	MR				
	Run			4,031	5.99
	Bar Code			1,117	1.66
	Drop Ship			350	0.52
Subtotal			**0**	**14,017**	**20.83**
Ink					
	Cover	4pp		1,090	1.62
	Body	32pp		6,696	9.95
		8pp		1,676	2.49
		4pp		834	1.24
Subtotal				**10,296**	**15.30**
Paper Requirements					
Cover Stock 25x38 - 80#			#/Form	24,608	34.66 Addl. / M
Circ. 22.75"	Width	33.5"			
Body Stock 25x38 -38#			#/Form	118,523	171.81 Addl. / M
Circ. 21.75"	Width	33.0"			
Subtotal				**0.00**	**0.00**
Totals			**8,684**	**36,379**	**54.06 Add'l M**
Grand Total				**45,062**	

Summer 2
40 4/c body pages & 4 pg. Cover

Description			Unit Price	(MR)	Total 535	Addl. Ms
Prepress					Petals Decorative Accents, LLC	
CTP			$32/pg	1,408		
Presswork						
4 Pg Cover			1	1,462	1,237	2.31
32 Pg Body			1	2,117	5,756	10.75
8 Pg Body			1	2,117	1,446	2.70
Subtotal				**7,105**	**8,438.91**	**15.76**
Bind and Mail						
Stitch and Trim	MR					
	Run				6,779	12.66
Ink Jet /Mail	MR					
	Run				3,207	5.99
	Bar Code				889	1.66
	Drop Ship				257	0.48
Subtotal				**0**	**11,132**	**20.79**
Ink						
	Cover	4pp			867	1.62
	Body	32pp			5,328	9.95
		8pp			1,333	2.49
Subtotal					**7,529**	**14.06**
Paper Requirements						
Cover Stock 25x38 - 80#				#/Form	20,202	34.66 Addl. / M
Circ. 22.75"	Width	33.5"				
Body Stock 25x38 -38#				#/Form	85,584	155.51 Addl. / M
Circ. 21.75"	Width	33.0"				
Subtotal					**0.00**	**0.00**
Totals				**7,105**	**27,100**	**50.61 Add'l M**
Grand Total					**34,204**	

Summer Sale
32 4/c body pages & 4 pg. Cover

Description		Unit Price	(MR)	Total 330	Addl. Ms	
Prepress						
CTP		$32/pg	1,152			
Presswork						
4 Pg Cover		1	1,459	743	2.25	
32 Pg Body		1	2,115	3,468	10.51	
Subtotal			**4,726**	**4,210.80**	**12.76**	
Bind and Mail						
Stitch and Trim	MR					
	Run			3,637	11.02	
Ink Jet /Mail	MR					
	Run			1,977	5.99	
	Bar Code			548	1.66	
	Drop Ship			99	0.30	
Subtotal			**0**	**6,260**	**18.97**	
Ink						
	Cover	4pp		399	1.21	
	Body	32pp		2,462	7.46	
Subtotal				**2,861**	**8.67**	
Paper Requirements						
Cover Stock 25x38 - 80#			#/Form	9,878	26.38	Addl. / M
Circ. 22.75"	Width	25.5"				
Body Stock 25x38 -38#			#/Form	31,877	93.96	Addl. / M
Circ. 21.75"	Width	33.0"				
Subtotal				**0.00**	**0.00**	
Totals			**4,726**	**13,332**	**40.40**	**Add'l M**
Grand Total				**18,058**		

Fall 1
44 4/c body pages & 4 pg. Cover

Description		Unit Price	(MR)	Total 820	Addl. Ms	
Prepress						
CTP		$32/pg	1,536			
Presswork						
4 Pg Cover		1	1,459	1,894	2.31	
32 Pg Body		1	2,117	8,815	10.75	
8 Pg Body		1	2,117	2,214	2.70	
4 Pg Body		1	1,454.00	1,779.40	2.17	
Subtotal			**8,684**	**14,703**	**17.93**	
Bind and Mail						
Stitch and Trim	MR					
	Run			10,381	12.66	
Ink Jet /Mail	MR					
	Run			4,912	5.99	
	Bar Code			1,361	1.66	
	Drop Ship			426	0.52	
Subtotal			**0**	**17,081**	**20.83**	
Ink						
	Cover	4pp		1,328	1.62	
	Body	32pp		8,159	9.95	
		8pp		2,042	2.49	
		4pp		1,017	1.24	
Subtotal				**12,546**	**15.30**	
Paper Requirements						
Cover Stock 25x38 - 80#			#/Form	29,705	34.66	Addl. / M
Circ. 22.75"	Width	33.5"				
Body Stock 25x38 -38#			#/Form	143,536	171.50	Addl. / M
Circ. 21.75"	Width	33.0"				
Subtotal				**0.00**	**0.00**	
Totals			**8,684**	**44,329**	**54.06**	**Add'l M**
Grand Total				**53,013**		

Fall 2
48 4/c body pages & 4 pg. Cover

Description			Unit Price	(MR)	Total 1,090	Addl. Ms
Prepress						
CTP			$32/pg	1,664		
Presswork						
4 Pg Cover			1	1,459	2,518	2.31
32 Pg Body			1	2,117	11,718	10.75
16 Pg Body			1	2,117	5,853	5.37
Subtotal				**7,358**	**20,089**	**18.43**
Bind and Mail						
Stitch and Trim	MR					
	Run				12,906	11.84
Ink Jet /Mail	MR					
	Run				6,529	5.99
	Bar Code				1,809	1.66
	Drop Ship				610	0.56
Subtotal				**0**	**21,855**	**20.05**
Ink						
	Cover	4pp			1,766	1.62
	Body	32pp			10,846	9.95
		16pp			5,417	4.97
Subtotal					**18,029**	**16.54**
Paper Requirements						
Cover Stock 25x38 - 80#				#/Form	39,063	34.66 Addl. / M
Circ. 22.75"	Width	33.5"				
Body Stock 25x38 -38#				#/Form	205,080	186.04 Addl. / M
Circ. 21.75"	Width	33.0"				
Subtotal					**0.00**	**0.00**
Totals				**7,358**	**59,972**	**55.02 Add'l M**
Grand Total					**67,329**	

Fall and Holiday 3
64 4/c body pages & 4 pg. Cover

Description			Unit Price	(MR)	Total 940	Addl. Ms
Prepress						
CTP			$32/pg	2,176		
Presswork						
4 Pg Cover			1	1,459	2,171	2.31
32 Pg Body			1	2,117	10,105	10.75
32 Pg Body			1	2,117	10,105	10.75
Subtotal				**7,870**	**22,381**	**23.81**
Bind and Mail						
Stitch and Trim	MR					
	Run				11,900	12.66
Ink Jet /Mail	MR					
	Run				5,631	5.99
	Bar Code				1,560	1.66
	Drop Ship				677	0.72
Subtotal				**0**	**19,768**	**21.03**
Ink						
	Cover	4pp			1,523	1.62
	Body	32pp			9,353	9.95
		32pp			9,353	9.95
Subtotal					**20,229**	**21.52**
Paper Requirements						
Cover Stock 25x38 - 80#				#/Form	33,864	34.66 Addl. / M
Circ. 22.75"	Width	33.5"				
Body Stock 25x38 -38#				#/Form	235,472	248.06 Addl. / M
Circ. 21.75"	Width	33.0"				
Subtotal					**0.00**	**0.00**
Totals				**7,870**	**62,378**	**66.36 Add'l M**
Grand Total					**70,248**	

Fall and Holiday 5
64 4/c body pages & 4 pg. Cover

Description			Unit Price	(MR)	Total 1,195	Addl. Ms
Prepress						
CTP			$32/pg	2,176		
Presswork						
4 Pg Cover			1	1,459	2,760	2.31
32 Pg Body			1	2,117	12,846	10.75
32 Pg Body			1	2,117	12,846	10.75
Subtotal				**7,870**	**28,453**	**23.81**
Bind and Mail						
Stitch and Trim		MR				
		Run			15,129	12.66
Ink Jet /Mail		MR				
		Run			7,158	5.99
		Bar Code			1,984	1.66
		Drop Ship			860	0.72
Subtotal				**0**	**25,131**	**21.03**
Ink						
		Cover	4pp		1,936	1.62
		Body	32pp		11,890	9.95
			32pp		11,890	9.95
Subtotal					**25,716**	**21.52**
Paper Requirements						
Cover Stock 25x38 - 80#				#/Form	42,703	34.66 Addl. / M
Circ.	22.75"	Width	33.5"			
Body Stock 25x38 -38#				#/Form	298,728	248.06 Addl. / M
Circ.	21.75"	Width	33.0"			
Subtotal					**0.00**	**0.00**
Totals				**7,870**	**79,300**	**66.36 Add'l M**
Grand Total					**87,170**	

Holiday 6
80 4/c body pages & 4 pg. Cover

Description			Unit Price	(MR)	Total 1,350	Addl. Ms
Prepress						
CTP			$32/pg	2,688		
Presswork						
4 Pg Cover			1	1,459	3,119	2.31
32 Pg Body			1	2,117	14,513	10.75
32 Pg Body			1	2,117	14,513	10.75
16 Pg Body			1	2,117	7,250	5.37
Subtotal				**10,499**	**39,393**	**29.18**
Bind and Mail						
Stitch and Trim	MR					
	Run				18,198	13.48
Ink Jet /Mail	MR					
	Run				8,087	5.99
	Bar Code				2,241	1.66
	Drop Ship				1,175	0.87
Subtotal				**0**	**29,700**	**22.00**
Ink						
	Cover	4pp			2,187	1.62
	Body	32pp			13,419	9.94
		32pp			13,419	9.94
		16pp			6,710	4.97
Subtotal					**35,735**	**26.47**
Paper Requirements						
Cover Stock 25x38 - 80#				#/Form	48,075	34.66 Addl. / M
Circ. 22.75"	Width	33.5"				
Body Stock 25x38 -38#				#/Form	422,027	310.06 Addl. / M
Circ. 21.75"	Width	33.0"				
Subtotal					**0.00**	**0.00**
Totals				**10,499**	**104,828**	**77.65 Add'l M**
Grand Total					**115,326**	

Holiday 7
48 4/c body pages & 4 pg. Cover

Description			Unit Price	(MR)	Total 530	Addl. Ms
Prepress						
CTP			$32/pg	1,664		
Presswork						
4 Pg Cover			1	1,459	1,224	2.31
32 Pg Body			1	2,117	5,698	10.75
16 Pg Body			1	2,117	2,846	5.37
Subtotal				**7,357**	**9,768**	**18.43**
Bind and Mail						
Stitch and Trim	MR					
	Run				6,275	11.84
Ink Jet /Mail	MR					
	Run				3,175	5.99
	Bar Code				880	1.66
	Drop Ship				297	0.56
Subtotal				**0**	**10,627**	**20.05**
Ink						
	Cover	4pp			859	1.62
	Body	32pp			5,274	9.95
		16pp			2,634	4.97
Subtotal					**8,766**	**16.54**
Paper Requirements						
Cover Stock 25x38 - 80#				#/Form	19,654	34.66 Addl. / M
Circ. 22.75"	Width	33.5"				
Body Stock 25x38 -38#				#/Form	100,897	186.04 Addl. / M
Circ. 21.75"	Width	33.0"				
Subtotal					**0.00**	**0.00**
Totals				**7,357**	**29,161**	**55.02 Add'l M**
Grand Total					**36,518**	